Exhibit 10.2

December 3, 2018

Hamilton E. James
Chairman of the Board
Costco Wholesale Corp.

RE: Executive Employment Agreement

Dear Tony:

As provided for under section 7(b) of the Executive Employment Agreement, effective January 1, 2017, between Costco Wholesale Corp. and me, this letter will confirm an extension of the term through and including December 31, 2019. Section 1(a) is amended to change the Annual Base Salary to $1,000,000. Please countersign below to indicate acceptance on behalf of the Company.

Very truly yours,

/s/ W. CRAIG JELINEK
W. Craig Jelinek
President and CEO

Costco Wholesale Corp.
/s/ HAMILTON JAMES
Hamilton E. James
Chairman of the Board

cc: John Stanton